The Cato Corporation
Insider Trading Policy
Purpose
This Policy sets forth requirements with respect to handling confidential information about, and
transacting in the securities of, The Cato Corporation (“Cato”) and other companies.
Federal and state laws prohibit those who are aware of material nonpublic information about a company
from:
● Trading in shares of stock or other securities of that company.
●
Providing the material nonpublic information to others who may trade based on that information.
Key components of our Code of Business Conduct and Ethics
are that we obey the law and we are loyal to
our shareholders and customers. To promote those values and compliance with insider trading laws, we have adopted this Policy. Our reputation with our stakeholders is an important asset, and this Policy seeks to avoid even the appearance of impropriety.
Policy Summary
Please read the entire Policy carefully. The Policy has many details that you are required to understand and comply with.
This Policy applies to all directors, officers and employees of Cato and its subsidiaries. It also applies to
entities you control, certain of your family members, including spouses and minor and adult children, and
certain other persons.
If you are aware of material nonpublic information
(defined on page 3) relating to Cato, you may not,
directly or indirectly (1) disclose the information (subject to the limited exceptions in this Policy), (2) buy,
sell, engage in any other transactions in Cato securities, (3) use the information for personal gain, (4) advise
on or recommend any transactions in Cato securities, or (5) assist anyone with these activities. These
prohibitions also apply to material nonpublic information about other companies that you obtain in the
course of your work for Cato.
In addition, if in the course of working for Cato, you learn of material nonpublic information about a
company with which Cato does business, including a customer or supplier of Cato, you may not trade in that
company’s securities or disclose such information to anyone (except to persons within Cato whose jobs require them to have that information) until the information becomes public or is no longer material.
You
may not engage in short sales of Cato securities, transactions in derivative
Cato securities, or
transactions in hedging instruments involving Cato securities.
Cato’s directors, executive officers and certain other specified persons may not use Cato securities as collateral and must comply with other trading restrictions and special preclearance and reporting
requirements, set forth on Appendix A.
Cato has established window periods during which the Board of Directors, executive officers and certain
other specified persons are generally eligible to buy and sell Cato securities if they are not otherwise in
possession of material nonpublic information. Such persons are generally not permitted to buy or sell Cato
securities outside of the designated trading windows, subject to certain exceptions.

Applicability
Whom Does This Policy Apply To?
This Policy applies to all directors, officers and employees of Cato and its subsidiary companies. This
Policy also applies to Related Persons
, as defined below. You
are responsible for compliance by your
Related Persons.
Additional trading restrictions, as well as special preclearance and reporting procedures apply to Cato’s
directors, executive officers,
certain other specified employees and their Related Persons (see Appendix
A).
What Is Meant By “Related Persons”?
For purposes of this Policy, “Related Persons” include:
●
your family members who reside with you (including a spouse, children, stepchildren,
grandchildren, parents, stepparents, grandparents, siblings and in-laws, whether by blood,
marriage or adoption);
● anyone else who lives in your household;
●
any family members who do not live in your household but whose transactions in Cato securities
are directed by you or are subject to your influence or control, such as parents or children who
rely on your advice before they trade in Cato securities, or children who are financially dependent
on you;
and
●
any entities that you or any other person listed above control, such as a trust of which you or such
other person are trustee, a partnership in which you or such other person are general partner, or a
corporation or limited liability company in which you or such other person have voting control.
You
are responsible for the transactions of Related Persons and, therefore, should make them aware of the
need to confer with you before they trade in Cato securities, and you should treat all of these transactions
for the purposes of this Policy and applicable securities laws as if the transactions were for your own
account.
Does This Policy Still Apply To Me After I Leave Cato?
This Policy continues to apply to you after you leave or become disassociated with Cato as follows:
● For directors and executive officers and anyone else designated by the Chief Administrative
Officer as covered by Appendix A, the Policy applies until the later of:
(1)
the beginning of the next trading window period following
your departure from
Cato, or
(2)
the third trading day after any material nonpublic information known to you has
become public or is no longer material.
●
For all other persons, the Policy applies until the third trading day after any material nonpublic
information known to you has become public or is no longer material.

Statement of Policy
This Policy has three components, each of which is addressed below:
(1)
You
May Not Use or Disclose Material Nonpublic Information
(2)
You
May Not Engage in Speculative Trading
(3)
Directors and Executive Officers May Not Use Cato Securities as Collateral
You
May Not Use or Disclose Material Nonpublic Information
If you are aware of material nonpublic information
(defined below) relating to Cato, neither you nor
your Related Persons may:
●
Disclose that material nonpublic information to anyone, with these limited exceptions:
o
Cato employees whose jobs require them to have that information;
o
third parties who are subject to a confidentiality agreement approved by Cato that covers
the information and whose engagement with Cato requires them to have that information;
or
o
third-party agents who are covered by statutory or regulatory confidentiality obligations
to Cato (such as attorneys) and whose engagement with Cato requires them to have that
information.
● Buy, sell or engage in any other transactions in Cato securities.
o
See Appendix B for guidelines on various types of “transactions,” including some
transactions that are not affected by this Policy.
●
Use the information for personal benefit or gain (whether monetary or otherwise).
● Recommend the purchase or sale of any Cato securities.
● Assist anyone engaged in the above activities.
In addition, if, in the course of working for Cato or a Cato subsidiary company, you learn of material nonpublic information about any other company (for example,
a current or potential customer or supplier
of Cato), you may not engage in any of the above actions with respect to that company.
What is “material nonpublic information”?
There is no “bright-line” definition. You should consider information to be “material” if there is a substantial likelihood that a reasonable person would consider it important in making an investment
decision (such as a decision to buy, sell or hold securities). The information can be positive or negative and whether it is material depends on the particular circumstances. Any information that could be
expected to affect Cato’s stock price, whether it is positive or negative, should be considered material.
Because hindsight is often used when a transaction comes under scrutiny to determine if information had
an effect on the market, you should err on the side of caution in considering whether information is
material.

While it is not possible to define all categories of material information, some examples of information
that frequently
would be regarded as material are:
● Financial results.
● Same-store sales results.
●
Changes in other key determinants of financial results, such as operating costs or pricing.
● Projections of future earnings or losses or other earnings guidance.
●
Changes to previously announced earnings guidance or the decision to suspend earnings
guidance.
● Material capital projects.
● A pending or proposed joint venture, merger or acquisition.
● A disposition of a significant asset or subsidiary.
●
Significant business developments at Cato, such as the entry or exit of a line of business or
important product or operational developments.
●
Bank borrowings or other financing transactions out of the ordinary course.
● A change in management.
● A change in dividend policy, the declaration of a stock split or an offering of additional securities.
● A restructuring.
● Significant transactions with related persons or affiliates.
● The imposition of a halt on trading in Cato securities.
●
The establishment of, or significant changes to, a repurchase program for Cato securities.
● Operational disruptions.
● Cybersecurity or data privacy breaches.
● Internal or external investigations.
● Significant threatened or pending litigation or regulatory proceedings.
For purposes of this Policy, information is nonpublic
unless:
● It has been widely publicized to the investing public, and
● Two full business days have passed since publication.
Information generally would be considered widely publicized if it has been disclosed through the Dow
Jones “broad tape,” newswire services, a broadcast on widely-available radio or television programs, a
widely-available pre-announced webcast, publication in a widely-available newspaper, magazine or news

website, a pre-announced quarterly earnings release or public disclosure documents filed with the SEC
that are available on the SEC’s website.
Information that is only available to Cato’s employees or to a select group of analysts, brokers and institutional investors would not be considered “public” or widely
publicized.
Once the information is published, it is still necessary to wait two full business days after the release of
the information so that the information can be fully absorbed by the marketplace. For example, if you
have material, nonpublic information about Cato, and that information is announced to the public after
trading begins on the New York Stock Exchange (NYSE) on a Monday, you should not trade in Cato securities until Thursday. Depending on the particular circumstances, the Chief Administrative Officer may determine that a longer or shorter period should apply to the release of specific material nonpublic
information.
“Tipping” is also prohibited:
Passing on material nonpublic information is known as “tipping.”
Not
only may the “tipper” have liability for tipping, the “tippee”
may have liability for trading on the
information or passing it along to someone else.
Confidential information should also be protected.
Confidential information is broader than material
nonpublic information. Generally, confidential information includes any nonpublic information obtained or created in connection with your activities with Cato that might be of use to competitors
or harmful to Cato or its customers, suppliers, or other partners if disclosed. While this Policy
restricts your use of material nonpublic information, you are also required to safeguard Cato’s confidential information. Refer to our Code of Business Conduct and Ethics , and other relevant corporate policies for more guidance relating to confidential information.
You
May Not Engage in Speculative Trading
Whether or not you are in possession of material nonpublic information, engaging in any of the following
is prohibited by this Policy:
●
Short sales of Cato securities (that is, the sale of a security that a seller does not own or a sale that
is consummated by the delivery of a security borrowed by, or for the account of, the seller).
● Transactions in put options, call options or similar derivative Cato securities.
● Transactions in financial instruments that are designed to hedge or offset any decrease in the market value of Cato’s equity securities, such as prepaid variable forward contracts, equity swaps and collars.
Some of these transactions imply an expectation on the part of the transacting party that the securities will
decline in value, and may signal to the market that the party lacks confidence in Cato’s prospects. In
addition, since the value of these transactions is based on a decline in the value of Cato’s securities,
personal gains made in these types of transactions may conflict with the best interests of Cato and its
shareholders.
Hedging transactions may permit the party to continue to own Cato securities, but without
the full risks and rewards of ownership, creating a misalignment between the party’s interests and best
interests of Cato and its shareholders. As importantly, even the most legitimate of these structures may appear to our investors, regulators and other important stakeholders as inappropriate and not in line with
the stakeholders’ best interests.
Directors and Executive Officers May Not Use Cato Securities as Collateral
Whether or not you are in possession of material nonpublic information, all members of the Board of
Directors and the executive officers and their Related Persons are prohibited from pledging Cato

securities as collateral for loans (including in margin accounts). In the event the collateral is called on and
sold, it may adversely affect the market for Cato securities, or may occur outside of a trading window, in
either event having a potential negative effect on Cato’s reputation.
Will I Be Held Individually Responsible For Compliance With This Policy And The Insider Trading
Laws?
You
have ethical and legal obligations to Cato, its stakeholders and your colleagues to comply with
this Policy. Each individual is responsible for making sure that he or she complies with this Policy, and that any Related Persons also comply with this Policy. In all cases, the responsibility for determining whether you are in possession of material nonpublic information rests with you, and
any action on the part of Cato or its representatives does not in any way constitute legal advice or
insulate you from liability under applicable securities laws.
What Are The Consequences Of Violating This Policy Or The Insider Trading Laws?
Insider trading violations, including tipping, are pursued vigorously by the SEC,
U.S. Attorneys
and state enforcement authorities. Punishment for insider trading violations is severe and could
include significant fines and imprisonment. In addition, your failure to comply with this Policy may
subject you to Cato-imposed disciplinary action, including
termination for cause, whether or not
your failure to comply results in legal action.
Cato’s policy with respect to insider trading and the disclosure of confidential information, and the procedures that implement that policy, are not intended to serve as precise recitations of the legal prohibitions against insider trading and tipping which are highly complex, fact specific and evolving. Certain of the procedures are designed to prevent even the appearance of impropriety and in some respects may be more restrictive than the securities laws. Therefore, these procedures are not intended to serve as a basis for establishing civil or criminal liability that would not
otherwise exist.
Policy Administration
Cato’s Chief Administrative Officer is responsible for the administration of this Policy. All determinations and interpretations by the Chief Administrative Officer are final and not subject to further
review.
Whom Should You
Call If You Have Any Questions, Concerns Or Something To
Report?
The Chief Administrative Officer , (704) 551-7548. Call the Chief Administrative Officer when:
●
You
have any questions about this Policy.
●
You
have a question about your own compliance with this Policy.
●
You
believe there has been a violation of this Policy.
Cato’s
Hotline, (704) 940-7800
. If you want to remain anonymous, you can always call the Cato’s
Hotline. This reporting system allows you to report incidents you believe to be non-compliant, unethical
or criminal confidentially and anonymously.
Your
Supervisor
. Questions and concerns are best answered by the Chief Administrative
Officer, but you
are always encouraged to talk to your supervisor(s). We value open and honest communication among our personnel.

APPENDIX A
SPECIAL PROCEDURES APPLICABLE TO
CERTAIN PERSONS
The additional procedures in this section apply to those who are more likely to have routine access to
material nonpublic information. These Special Procedures are intended to better ensure compliance with
insider trading laws by those who are more likely to have
access to material nonpublic information.
These Special Procedures also provide guidance on reporting
ownership of and permitted transactions in
Cato securities pursuant to federal securities laws and Securities and Exchange
Commission (SEC)
regulations.
Please call the Chief Administrative Officer if you have questions.
I.
Preclearance Procedures
Designated Persons (defined below) may not engage in any
transaction in Cato securities without
first obtaining preclearance of the transaction from the Chief Administrative Officer, or if the
Chief Administrative Officer
is not available, from the Principal Financial Officer. Preclearance also is required for transactions by your Related Persons. The Chief Administrative
Officer must
receive
preclearance from the Principal Financial Officer.
Identification of Designated Persons . The following persons are deemed to be “ Designated Persons ” for purposes of these Special Procedures:
● members of the Board of Directors;
●
executive officers (those required to file reports under Section 16 of the Exchange
Act);
● any Senior Vice President or Vice President;
● the Director of Investor Relations and Director of Internal Audit;
● Cato and Cato subsidiary company officer level sales and marketing personnel;
● employees who have access to internal financial statements;
● Related Persons of the foregoing; and
●
any other employee,
contractor or other individual (or any of their Related Persons) designated by
the Chief Administrative Officer as needing to obtain preclearance prior to trading in Cato
securities.
The Chief Administrative Officer may also determine that others should be subject to these additional
procedures.
Note: The Chief Administrative Officer maintains a current list of Designated Persons and notifies each
such person that he or she has been so designated.

Preclearance Process . The process for requesting preclearance is as follows:
●
Submit a request for preclearance to the Chief Administrative Officer at least two business days
in advance of the proposed transaction. In the event that the Chief Administrative
Officer is not
available, you may seek preclearance from the Principal Financial Officer.
●
When a request for preclearance is made, carefully consider whether you may be aware of any
material nonpublic information about Cato and describe fully those circumstances to the Chief
Administrative Officer or, if seeking preclearance from the Principal Financial Officer in the absence of the Chief Administrative Officer,
the Principal Financial Officer.
●
Once preclearance is obtained, the requestor must complete the proposed transaction within two
business days; provided, however, that if the requestor becomes aware of material nonpublic information before the transaction is executed, the preclearance is void and the transaction must
not be completed. If a precleared transaction is not consummated within two business days, it
cannot be initiated without a second preclearance.
●
If you seek preclearance and permission to engage in the transaction is denied, then you must
refrain from initiating any transaction in Cato securities, and may not inform any other person of
the restriction.
In all cases, the responsibility for determining whether you are in possession of material nonpublic
information rests with you, and any preclearance does not in any way constitute legal advice or insulate
you from liability under applicable securities laws.
Appendix B sets forth certain transactions that do not require preclearance
(under “Policy Does Not
Apply”). When in doubt, seek preclearance.
II.
Rule 10b5-1 Plans
Rule 10b5-1(c) under the Exchange Act provides a defense from insider trading liability under Rule 10b-
5.
In order to be eligible to rely on this defense, a person subject to this Policy must enter into a
“Rule 10b5-1 Plan” for transactions in Cato securities that meets certain conditions specified in the rule.
If the plan meets the requirements of Rule 10b5-1(c), Cato securities may be purchased or sold without
regard to certain insider trading restrictions.
To comply with this Policy,
a Rule 10b5-1 Plan must be approved by the Chief Administrative Officer and meet the requirements of Rule 10b5-1(c).
A Rule 10b5-1 Plan must be adopted in good faith during a
window period, as discussed below, and not when the person entering into the plan is aware of material nonpublic information.
The first trade made pursuant to a Rule 10b5-1 Plan may not occur until after a
“cooling-off period.” For directors and executive officers, the “cooling-off period” expires at the later of
(a) 90 days after the adoption of the Rule 10b5-1 Plan or (b) two business days following the disclosure of
the Company’s financial results in a Form 10-Q or Form 10-K for the completed fiscal quarter in which the Rule 10b5-1 Plan was adopted (but, in any event, this required cooling-off period is subject to a
maximum of 120 days after adoption of the Rule 10b5-1 Plan). For all other persons subject to this
Policy, the “cooling-off period” expires 30 days after the adoption of the Rule 10b5-1 Plan.
The plan
must either (a) specify in advance, or include a formula, algorithm or program for determining, the
amount(s) of, price(s) at and date(s) on which the securities will be purchased or sold, or (b) prohibit the
person who adopted the plan from exercising any subsequent influence over these determinations and
delegate discretion over these determinations to an independent third party who is unaware of material
nonpublic information when exercising such discretion.
Further, no person subject to this Policy may
enter into or maintain more than one simultaneous Rule 10b5-1 Plan, except that a person may, in
addition to one Rule 10b5-1 Plan to purchase or sell Cato securities on the open market, enter into or
maintain an “Eligible Sell-to-Cover Plan”—a special type of Rule 10b5-1
Plan that provides only for

eligible sell-to-cover transactions solely to satisfy statutory tax withholding obligations arising
exclusively from the vesting of compensatory awards, such as restricted stock, and does not allow the
person to otherwise exercise control over the timing of such sales. Additionally, no person subject to this
Policy may enter into more than one Rule 10b5-1 Plan in a 12-month period designed to effect a single
open-market purchase or sale of all the securities covered by such plan (other than an Eligible Sell-to-
Cover Plan).
Rule 10b5-1 Plans will be considered by the Chief Administrative
Officer on a case-by-case basis.
Any
Rule 10b5-1 Plan must be submitted to the Chief Administrative Officer for approval at least five days
prior to the entry into the Rule 10b5-1 Plan.
No further pre-approval of transactions conducted pursuant
to an approved Rule 10b5-1 Plan will be required.
In addition, Cato is required to disclose in its quarterly reports on Form
10-Q and its annual reports on
Form 10-K the adoption, modification or termination by a director or executive officer of any Rule 10b5-
1 Plan and any “non-Rule 10b5-1 trading arrangement,” which means any written arrangement for the
trading of securities other than a compliant Rule 10b5-1 Plan that was entered into at a at a time when the
director or executive officer asserts that he or she was not aware of material nonpublic information and
that includes certain core elements of a Rule 10b5-1 Plan—namely, an arrangement that (a) specifies in advance, or include a formula, algorithm or program for determining, the amount(s) of, price(s) at and
date(s) on which the securities to be purchased, or (b) prohibits the person who adopted the plan from
exercising any subsequent influence over these determinations and delegates discretion over these
determinations to an independent third party who is unaware of material nonpublic information when
exercising such discretion.
An example of a non-Rule 10b5-1 trading arrangement would be a trading plan that is not in compliance with the current version of Rule 10b5-1 because trades occurred under the
plan without observance of the cooling-off period as discussed above.
Required Reporting of Termination of Rule 10b5-1 Plans and non-Rule 10b5-1 trading arrangements.
While the adoption or modification of any Rule 10b5-1 Plan or non-Rule
10b5-1 trading arrangement
is subject to the pre-clearance procedures set forth above, to assist Cato with its disclosure obligation,
directors and executive officers must promptly notify (within two business days)
the Chief
Administrative Officer of any termination of either a Rule 10b5-1 Plan or a non-Rule 10b5-1 trading
arrangement.
III.
Trading Window Periods
Designated Persons can buy or sell securities after material information has become public knowledge.
The public, however, must be given sufficient time to react to the information before Designated Persons begin trading. The concept of “window periods” was developed to identify the periods when material
nonpublic information is least likely to exist. Windows typically follow the public release of information by Cato, and these are the periods when Designated Persons can most safely buy and sell Cato securities.
It is important to emphasize that window periods are not safe harbors.
Anyone in possession of material
nonpublic information may not buy or sell Cato stock, even during a window period.
Cato has established window periods during which Designated Persons are eligible to buy and sell Cato
securities.
A listing of the trading window dates will be distributed to Designated
Persons at the
beginning of each fiscal year.
Event-Specific Trading Restriction Periods .
Designated Persons may not conduct any transactions
involving Cato’s securities when directed by the Chief Administrative Officer as a result of specific events.
From time to time, an event may occur that is material to Cato and is known by only certain directors,
officers and/or employees. So long as the event remains material and nonpublic, the
Designated Persons
may not trade Cato securities, even if such persons are not actually aware of the event.

In addition, Cato’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Chief Administrative Officer, Designated Persons should refrain from trading in Cato securities even sooner than the end of a trading window described above.
In these situations, the Chief
Administrative Officer may notify Designated Persons that they should not trade in Cato’s securities,
without disclosing the reason for the restriction.
If an event-specific trading restriction is imposed on you, do not disclose this to others, as this may
inadvertently communicate that a material event has happened.
Exceptions
. Exceptions may be permitted in truly extraordinary
circumstances, but only with the prior
written approval of the Chief Administrative Officer and Principal Financial Officer.
Exclusions
. Appendix B sets forth certain transactions that are not subject to trading restrictions (under
“Policy Does Not Apply”). When in doubt, please consult with the Chief Administrative
Officer.
IV.
Section 16 - Reporting Ownership and Trading of Company Stock
Cato’s directors and executive officers, and any directors, executive officers, employees of Cato or their
Related Persons who are beneficial owners of more than 10% of the outstanding stock of Cato
(“Section
16 Insiders”)
have additional obligations under Section 16 of the Securities and Exchange Act and
related regulations.
Note: The Chief Administrative Officer maintains a current list of Section 16 Insiders and notifies each
such person that he or she has been so designated.
These rules require that ownership of and trading in Company stock by Cato’s Section 16 Insiders be
reported to the SEC, generally within two business days of a transaction taking place. These individuals
also have Section 16 reporting obligations with respect to holdings and transactions by their Related
Persons. Section 16 Insiders must:
●
File reports with the SEC and furnish a copy to Cato regarding the Section 16
Insider’s beneficial
ownership of Cato’s equity securities and changes in ownership;
●
Refund to Cato any profit from a purchase and sale, or sale and purchase, of the same class of
securities within a six-month period (a “short-swing transaction”), subject to certain exemptions;
and
●
Refrain from engaging in “short sales” or certain “sales against the box” with respect to Cato’s
securities.
Individual Section 16 Insiders, and not Cato, are responsible for compliance with legal requirements and
liability for noncompliance. Both civil remedies and criminal penalties
(including severe monetary
penalties) may be incurred for violations. Cato has and will continue to prepare and file such SEC forms
for Section 16 Insiders pursuant to a Power of Attorney executed by each Section 16 Insider; however, it
is the responsibility of Section 16 Insiders to promptly inform
Cato of any reportable transactions,
including sales made pursuant to a Rule 10b5-1 Plan.
Questions regarding Section 16 reporting and compliance matters may be directed to the Chief
Administrative Officer.
V. Amendments to these Special Procedures
Amendments to these Special Procedures (excluding any Appendices) affecting members of the Board of
Directors, other than those involving administrative procedures, must be approved by the Board of

Directors. All other amendments to these Special Procedures
must be approved by the Principal Financial
Officer and Chief Administrative Officer.

APPENDIX B
SPECIFIC TRANSACTIONS
The table below sets out this Policy’s applicability to specific types of transactions in Cato securities. The restrictions and prohibitions set out in this Policy apply to the transactions described in the “Policy
Applies” column and do not apply to the transactions described in the
“Policy Does Not Apply” column.

Policy Does Not Apply Policy Applies
Purchases and sales
on open market
N/A
● All purchases or sales of Cato
securities on the open market (this is
the standard way to purchase or sell,
usually through a broker)
Incentive
Compensation Plan
●
Vesting
of restricted stock.
● Exercise of a tax withholding right
pursuant to which you elect to have Cato
withhold shares to satisfy tax
withholding requirements on restricted
stock that has vested.
● Sale of restricted stock, including
sales to cover tax obligations with
respect to the vesting of restricted
stock.
Employee Stock
Purchase Plan
● Purchase of Cato securities pursuant to
the Employee Stock Purchase Plan.
● Election to participate in the
Employee Stock Purchase Plan,
participation changes or withdrawals
during a purchase period.
● Sale of stock acquired pursuant to the
Employee Stock Purchase Plan.
Broker Instructions N/A
● Giving instructions to your broker to
execute a trade.
Gifts N/A
● Giving a gift of Cato securities.
Pledge or Margin
Account
N/A
● Pledging Cato securities as collateral
for loans, including in a margin
account.
Hedging N/A
● Hedging or monetization transactions
in Cato securities (that is, prepaid
variable forwards, equity swaps,
collars and exchange funds).
Mutual Funds ● Transactions in mutual funds that are
invested in Cato securities.
N/A
Rule 10b5-1 Plans
● Transactions in Cato securities under a
10b5-1 Plan approved by the Chief
Administrative Officer (but the Policy
does apply to entry into the Plan).
● Entry into or modification of a 10b5-
1 Plan or non-Rule 10b5-1 trading
arrangement.
● Giving instructions to execution agent
under a 10b5-1 Plan.
Stock options
● Exercise of an employee stock option
acquired pursuant to the Incentive
Compensation Plan.
● Exercise of a tax withholding right
pursuant to which you elect to have Cato
withhold shares to satisfy tax
withholding requirements on exercised
options.
● Sale of stock as part of a broker-
assisted cashless exercise of an
option.
● Other sale for the purpose of
generating the cash needed to pay the
exercise price of an option.